Exhibit 4.2A

NINTH SUPPLEMENTAL INDENTURE
(Senior Notes due 2022)

THIS NINTH SUPPLEMENTAL INDENTURE (this “Ninth Supplemental Indenture”) is dated as of February 14, 2014, among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Issuer”), each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), each of the companies listed on Schedule II hereto (collectively, the “New Subsidiaries”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of October 4, 2010 (as supplemented by that First Supplemental Indenture, dated as of January 13, 2011, that Second Supplemental Indenture, dated as of June 10, 2011, that Third Supplemental Indenture, dated as of July 2, 2012, that Fourth Supplemental Indenture, dated as of August 9, 2012, that Fifth Supplemental Indenture, dated as of September 24, 2012, that Sixth Supplemental Indenture, effective as of December 31, 2012, that Seventh Supplemental Indenture, dated as of August 1, 2013, and that Eighth Supplemental Indenture dated as of October 23, 2013, the “Indenture”), providing for the issuance of the Issuer’s 6-3/4% Senior Notes due 2022 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture authorizes the Issuer, the Subsidiary Guarantors and the Trustee, together, to amend or supplement the Indenture, without notice to or consent of any Holder of the Notes, for the purpose of making any change that would not materially adversely affect the rights of any Holder of the Notes;

WHEREAS, the Issuer has created the New Subsidiaries, which are required to become Subsidiary Guarantors pursuant to Section 4.14 of the Indenture;

WHEREAS, in Section 1.01 of the Indenture, the term “Subsidiary Guarantors” is defined to include all Persons that become a Subsidiary Guarantor by the terms of the Indenture after the Closing Date; and

WHEREAS, Section 10.01 of the Indenture provides that each Subsidiary Guarantor shall be a guarantor of the Issuer’s obligations under the Notes, subject to the terms and conditions described in the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors, the New Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
AMENDMENT TO GUARANTEE. The New Subsidiaries hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, and to be bound by, and to receive the benefit of, all other applicable provisions of the Indenture as Subsidiary Guarantors. Such guarantee shall be evidenced by the New Subsidiaries’ execution of Subsidiary Guarantees, the form of which is attached as Exhibit E to the Indenture, and shall be effective as of the date hereof.

3.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, partner, affiliate, beneficiary or stockholder of the New Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, any Guarantees, the Indenture or this Ninth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting and holding a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

4.	NEW YORK LAW TO GOVERN. The laws of the State of New York shall govern and be used to construe this Ninth Supplemental Indenture.

5.	COUNTERPARTS. The parties may sign any number of copies of this Ninth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

6.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Subsidiary Guarantors and the New Subsidiaries.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, all as of the date first above written.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer and Treasurer

On behalf of each Subsidiary Guarantor, its sole member, general partner or trustee, named on the attached Schedule I

By:	/s/ Daniel J. Booth
Name: Daniel J. Booth
Title: Chief Operating Officer and Secretary

On behalf of each of the New Subsidiaries or its sole member, named on the attached Schedule II

By:	/s/ Daniel J. Booth
Name: Daniel J. Booth
Title: Chief Operating Officer and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Dave Ferrell
Name: Dave Ferrell
Title: Vice President

Schedule I

SUBSIDIARY GUARANTORS

13922 Cerise Avenue, LLC
245 East Wilshire Avenue, LLC
3806 Clayton Road, LLC
637 East Romie Lane, LLC
523 Hayes Lane, LLC
1200 Ely Street Holdings Co. LLC
42235 County Road Holdings Co. LLC
2425 Teller Avenue, LLC
48 High Point Road, LLC
Arizona Lessor - Infinia, Inc.
Bayside Colorado Healthcare Associates, Inc.
Bayside Street II, Inc. (for itself and as successor by merger with Bayside Alabama Healthcare Second, Inc., Bayside Arizona Healthcare Second, Inc., and Bayside Colorado Healthcare Second, Inc.)
Bayside Street, Inc. (for itself and as successor by merger with Bayside Arizona Healthcare Associates, Inc., Bayside Indiana Healthcare Associates, Inc., Center Healthcare Associates, Inc., Heritage Texarkana Healthcare Associates, Inc., Pine Texarkana Healthcare Associates, Inc., Reunion Texarkana Healthcare Associates, Inc., San Augustine Healthcare Associates, Inc., South Athens Healthcare Associates, Inc., Waxahachie Healthcare Associates, Inc., and West Athens Healthcare Associates, Inc.)
Canton Health Care Land, Inc.
Carnegie Gardens LLC
CFG 2115 Woodstock Place LLC
Colonial Gardens, LLC
Colorado Lessor - Conifer, Inc.
CSE Blountville LLC
CSE Bolivar LLC
CSE Camden LLC
CSE Centennial Village
CSE Corpus North LLC
CSE Denver Iliff LLC
CSE Fairhaven LLC
CSE Huntingdon LLC
CSE Jacinto City LLC
CSE Jefferson City LLC
CSE Kerrville LLC
CSE Marianna Holdings LLC
CSE Memphis LLC
CSE Pennsylvania Holdings
CSE Ripley LLC
CSE Ripon LLC
CSE Spring Branch LLC

CSE Texarkana LLC
CSE The Village LLC
CSE West Point LLC
CSE Whitehouse LLC
CSE Williamsport LLC
Delta Investors I, LLC
Delta Investors II, LLC
Desert Lane, LLC
Dixon Health Care Center, Inc.
Encanto Senior Care, LLC
Florida Lessor - Crystal Springs, Inc.
Florida Lessor - Emerald, Inc.
Florida Lessor - Lakeland, Inc.
Florida Lessor - Meadowview, Inc.
Florida Real Estate Company, LLC
Georgia Lessor - Bonterra/Parkview, Inc.
Greenbough, LLC
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Indiana Lessor - Jeffersonville, Inc.
Indiana Lessor - Wellington Manor, Inc.
Jefferson Clark, Inc.
LAD I Real Estate Company, LLC
Leatherman 90-1, Inc.
Leatherman Partnership 89-1, Inc.
Leatherman Partnership 89-2, Inc.
Long Term Care - Michigan, Inc.
Long Term Care - North Carolina, Inc.
Long Term Care Associates - Illinois, Inc. . (for itself and as successor by merger with Skilled Nursing – Herrin, Inc., and Skilled Nursing – Paris, Inc.)
Long Term Care Associates - Indiana, Inc. (for itself and as successor by merger with Skilled Nursing – Gaston, Inc., and Skilled Nursing – Hicksville, Inc.)
Long Term Care Associates - Texas, Inc. (for itself and as successor by merger with Cherry Street – Skilled Nursing, Inc., Dallas – Skilled Nursing, Inc. , Lake Park – Skilled Nursing, Inc., and Parkview – Skilled Nursing, Inc.)
Meridian Arms Land, Inc.
North Las Vegas LLC
NRS Ventures, L.L.C.
OHI (Connecticut), Inc.
OHI (Florida), Inc.
OHI (Illinois), Inc.
OHI (Indiana), Inc.
OHI (Iowa), Inc.
OHI (Kansas), Inc.
OHI Asset (CA), LLC

OHI Asset (CT) Lender, LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (OH), LLC (for itself and as successor by merger with Copley Health Center, Inc. , Hanover House, Inc., House of Hanover, Ltd , and Baldwin Health Center, Inc.)
OHI Asset (PA) Trust
OHI Asset (PA), LLC
OHI Asset (SMS) Lender, Inc.
OHI Asset (TX), LLC
OHI Asset CSE-E, LLC (for itself and as successor by merger with CSE Crane LLC)
OHI Asset CSE-U, LLC (for itself and as successor by merger with CSE Anchorage LLC)
OHI Asset Essex (OH), LLC
OHI Asset II (CA), LLC
OHI Asset II (PA) Trust
OHI Asset III (PA) Trust
OHI Asset, LLC
OHI of Texas, Inc.
OHI Sunshine, Inc.
OHI Tennessee, Inc. (formerly known as OHI of Kentucky, Inc.)
OHIMA, Inc.
Omega (Kansas), Inc.
Omega TRS I, Inc.
Orange Village Care Center, Inc.
OS Leasing Company
Panama City Nursing Center LLC
Pavillion North Partners, Inc.
Pavillion North, LLP
Pavillion Nursing Center North, Inc.
Skyler Maitland LLC
St. Mary’s Properties, Inc.
Sterling Acquisition Corp.
Sterling Acquisition Corp. II
Suwanee, LLC
Texas Lessor - Stonegate GP, Inc.
Texas Lessor - Stonegate Limited, Inc.
Texas Lessor - Stonegate, L.P.
Texas Lessor - Treemont, Inc.
The Suburban Pavilion, Inc.
Washington Lessor - Silverdale, Inc.

Wilcare, LLC
OHI Asset (CO), LLC
OHI Asset (IL), LLC
OHI Asset IV (PA) Silver Lake Trust
OHI Asset II (FL), LLC
CSE Albany LLC
CSE Amarillo LLC
CSE Arden L.P.
CSE Augusta LLC
CSE Bedford LLC
CSE Cambridge LLC
CSE Cambridge Realty LLC
CSE Canton LLC
CSE Cedar Rapids LLC
CSE Chelmsford LLC
CSE Chesterton LLC
CSE Claremont LLC
CSE Denver LLC
CSE Douglas LLC
CSE Elkton LLC
CSE Elkton Realty LLC
CSE Fort Wayne LLC
CSE Frankston LLC
CSE Georgetown LLC
CSE Green Bay LLC
CSE Hilliard LLC
CSE Huntsville LLC
CSE Indianapolis-Continental LLC
CSE Indianapolis-Greenbriar LLC
CSE Jefferson-Hillcrest Center LLC
CSE Jefferson-Jennings House LLC
CSE King L.P.
CSE Kingsport LLC
CSE Knightdale L.P.
CSE Lake City LLC
CSE Lake Worth LLC
CSE Lakewood LLC
CSE Las Vegas LLC
CSE Lawrenceburg LLC
CSE Lenoir L.P.
CSE Lexington Park LLC
CSE Lexington Park Realty LLC
CSE Ligonier LLC
CSE Live Oak LLC
CSE Lowell LLC
CSE Mobile LLC

CSE Moore LLC
CSE North Carolina Holdings I LLC
CSE North Carolina Holdings II LLC
CSE Omro LLC
CSE Orange Park LLC
CSE Orlando-Pinar Terrace Manor LLC
CSE Orlando-Terra Vista Rehab LLC
CSE Piggott LLC
CSE Pilot Point LLC
CSE Ponca City LLC
CSE Port St. Lucie LLC
CSE Richmond LLC
CSE Safford LLC
CSE Salina LLC
CSE Seminole LLC
CSE Shawnee LLC
CSE Stillwater LLC
CSE Taylorsville LLC
CSE Texas City LLC
CSE Upland LLC
CSE Walnut Cove L.P.
CSE Winter Haven LLC
CSE Woodfin L.P.
CSE Yorktown LLC
CSE Casablanca Holdings LLC
CSE Casablanca Holdings II LLC (for itself and as successor by merger with CSE Dumas LLC, and CSE Logansport LLC)
OHI Asset CSB LLC
OHI Asset (FL) Lender, LLC
OHI Asset (MD), LLC
OHI Asset HUD CFG, LLC
OHI Asset HUD WO, LLC
OHI Asset HUD SF, LLC
OHI Asset (IN) Greensburg, LLC
OHI Asset (IN) Indianapolis, LLC
OHI Asset (IN) Wabash, LLC
OHI Asset (IN) Westfield, LLC
OHI Asset (IN) American Village, LLC
OHI Asset (IN) Beech Grove, LLC
OHI Asset (IN) Eagle Valley, LLC
OHI Asset (IN) Anderson, LLC
OHI Asset (IN) Forest Creek, LLC
OHI Asset (IN) Franklin, LLC
OHI Asset (IN) Fort Wayne, LLC
OHI Asset (IN) Monticello, LLC
OHI Asset (IN) Kokomo, LLC

OHI Asset (IN) Elkhart, LLC
OHI Asset (IN) Clarksville, LLC
OHI Asset (IN) Noblesville, LLC
OHI Asset (IN) Rosewalk, LLC
OHI Asset (IN) Lafayette, LLC
OHI Asset (IN) Spring Mill, LLC
OHI Asset (IN) Terre Haute, LLC
OHI Asset (IN) Zionsville, LLC
OHI Asset (TX) Hondo, LLC
OHI Asset HUD SF CA, LLC
OHI Asset (MI) Heather Hills, LLC
OHI Asset (IN) Crown Point, LLC
OHI Asset (IN) Madison, LLC
OHI Asset HUD Delta, LLC
CSE Pine View LLC
Dixie White House Nursing Home, Inc.
Ocean Springs Nursing Home, Inc.
Pensacola Real Estate Holdings I, Inc.
Pensacola Real Estate Holdings II, Inc.
Pensacola Real Estate Holdings III, Inc.
Pensacola Real Estate Holdings IV, Inc.
Pensacola Real Estate Holdings V, Inc.
Skyler Boyington, Inc.
Skyler Florida, Inc.
Skyler Pensacola, Inc.
OHI Asset (AR) Ash Flat, LLC
OHI Asset (AR) Camden, LLC
OHI Asset (AR) Conway, LLC
OHI Asset (AR) Des Arc, LLC
OHI Asset (AR) Hot Springs, LLC
OHI Asset (AR) Mena, LLC
OHI Asset (AR) Malvern, LLC
OHI Asset (AR) Pocahontas, LLC
OHI Asset (AR) Sheridan, LLC
OHI Asset (AR) Walnut Ridge, LLC
OHI Asset (FL) Lake Placid, LLC
OHI Asset RO, LLC

Note:
The following former Subsidiary Guarantors have merged with and into the Issuer (with the Issuer being the surviving entity), as a result of which, pursuant to Section 10.04 of the Indenture, they have ceased to be Subsidiary Guarantors:

OHI Asset (IN), LLC
OHI Asset (MI/NC), LLC
OHI Asset (OH) New Philadelphia, LLC

OHI Asset Essex (OH), LLC
OHI (Florida), Inc.
OHI Sunshine, Inc.
Long Term Care Associates – Illinois, Inc. (for itself and as successor by merger with Skilled Nursing – Herrin, Inc., and Skilled Nursing – Paris, Inc.)
Long Term Care Associates – Indiana, Inc.. (for itself and as successor by merger with Skilled Nursing – Gaston, Inc., and Skilled Nursing – Hicksville, Inc.)
OHI (Kansas), Inc.
Omega (Kansas), Inc.
OS Leasing Company
Sterling Acquisition Corp. II
Florida Lessor – Crystal Springs, Inc.
Florida Lessor – Emerald, Inc.
Florida Lessor – Lakeland, Inc.
Indiana Lessor – Jeffersonville, Inc.
Jefferson Clark, Inc.
OHI Asset (SMS) Lender, Inc.
OHI of Texas, Inc.
Texas Lessor – Treemont, Inc.
Long Term Care – Michigan, Inc.
Long Term Care – North Carolina, Inc.
Long Term Care Associates – Texas, Inc. (for itself and as successor by merger with Cherry Street – Skilled Nursing, Inc., Dallas – Skilled Nursing, Inc., Lake Park – Skilled Nursing, Inc., and Parkview – Skilled Nursing, Inc.)

Schedule II

NEW SUBSIDIARIES

OHI Asset (GA) Moultrie, LLC
OHI Asset (GA) Snellville, LLC
OHI Asset (ID) Holly, LLC
OHI Asset (ID) Midland, LLC
OHI Asset (IN) Connersville, LLC
OHI Asset (MS) Byhalia, LLC
OHI Asset (MS) Cleveland, LLC
OHI Asset (MS) Clinton, LLC
OHI Asset (MS) Columbia, LLC
OHI Asset (MS) Corinth, LLC
OHI Asset (MS) Greenwood, LLC
OHI Asset (MS) Grenada, LLC
OHI Asset (MS) Holly Springs, LLC
OHI Asset (MS) Indianola, LLC
OHI Asset (MS) Natchez, LLC
OHI Asset (MS) Picayune, LLC
OHI Asset (MS) Vicksburg, LLC
OHI Asset (MS) Yazoo City, LLC
OHI Asset (NC) Wadesboro, LLC
OHI Asset (OR) Portland, LLC
OHI Asset (SC) Aiken, LLC
OHI Asset (SC) Anderson, LLC
OHI Asset (SC) Easley Anne, LLC
OHI Asset (SC) Easley Crestview, LLC
OHI Asset (SC) Edgefield, LLC
OHI Asset (SC) Greenville Griffith, LLC
OHI Asset (SC) Greenville Laurens, LLC
OHI Asset (SC) Greenville North, LLC
OHI Asset (SC) Greer, LLC
OHI Asset (SC) Marietta, LLC
OHI Asset (SC) McCormick, LLC
OHI Asset (SC) Pickens East Cedar, LLC
OHI Asset (SC) Pickens Rosemond, LLC
OHI Asset (SC) Piedmont, LLC
OHI Asset (SC) Simpsonville SE Main, LLC
OHI Asset (SC) Simpsonville West Broad, LLC
OHI Asset (SC) Simpsonville West Curtis, LLC
OHI Asset (TN) Bartlett, LLC
OHI Asset (TN) Collierville, LLC
OHI Asset (TN) Memphis, LLC
OHI Asset (TX) Anderson, LLC

OHI Asset (TX) Bryan, LLC
OHI Asset (TX) Burleson, LLC
OHI Asset (TX) College Station, LLC
OHI Asset (TX) Comfort, LLC
OHI Asset (TX) Diboll, LLC
OHI Asset (TX) Granbury, LLC
OHI Asset (TX) Italy, LLC
OHI Asset (TX) Winnsboro, LLC
OHI Asset (UT) Ogden, LLC
OHI Asset (UT) Provo, LLC
OHI Asset (UT) Roy, LLC
OHI Asset (VA) Charlottesville, LLC
OHI Asset (VA) Farmville, LLC
OHI Asset (VA) Hillsville, LLC
OHI Asset (VA) Rocky Mount, LLC
OHI Asset (WA) Battle Ground, LLC
OHI Asset (IN) Clinton, LLC
OHI Asset (IN) Jasper, LLC
OHI Asset (IN) Salem, LLC
OHI Asset (IN) Seymour, LLC
OHI Asset RO PMM Services, LLC
OHI Asset (AZ) Austin House, LLC